Exhibit 10.7

SUN COPY

SUN MICROSYSTEMS, INC.

DIRECTORS’ NONSTATUTORY STOCK OPTION AGREEMENT

GRANT #

SUN MICROSYSTEMS, INC., a Delaware corporation (the “Company”) has granted to                      (the “Optionee”), an option to purchase a total of              shares of the Company’s Common Stock, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1988 Directors’ Stock Option Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1)	NATURE OF THE OPTION

This option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2)	OPTION PRICE

The option price is $             for each share of Common Stock, which is 100% of the fair market value of the Common Stock on the date of grant of this Option.

3)	EXERCISE OF OPTION

This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

(a)	RIGHT TO EXERCISE

(i) This Option shall become exercisable in cumulative installments of twenty-five percent (25%) of the Shares subject to the Option on each of the first, second, third and fourth anniversaries of the date of grant specified on page 3 of this Agreement (each a “Vesting Date”); provided, however, if the Company’s Annual Meeting of Stockholders for any year after the Annual Meeting date on which the Option is granted is held prior to a Vesting Date, the Vesting Date for that year shall be the date of the Annual Meeting of Stockholders. Notwithstanding the foregoing, in no event shall any portion of the Option vest before the date six (6) months after the date of grant of the Option.

(ii) This Option may not be exercised for a fraction of a share.

(iii) In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 6, 7 and 8 of this Agreement.

(b)	METHOD OF EXERCISE

This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

4)	METHOD OF PAYMENT

Directors’ Nonstatutory Stock Option Agreement

Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee.

(a) cash; (b) check; or (c) surrender of other Shares of Common Stock of the Company having a fair market value equal to the exercise price of the Shares with respect to which the Option is being exercised.

5)	RESTRICTIONS ON EXERCISE

This option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6)	TERMINATION OF STATUS AS A DIRECTOR

If Optionee ceases to serve as a Director, Optionee may, but only within ninety (90) days after the date Optionee ceases to be a Director of the Company, exercise this Option to the extent that Optionee was entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

7)	DISABILITY OF OPTIONEE

Notwithstanding the provisions of Section 6 above, if Optionee is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(c)(3) of the Internal Revenue Code), Optionee may, but only within six (6) months from the date of termination, exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

8)	DEATH OF OPTIONEE

In the event of the death of Optionee:

(a) during the term of this Option and while a Director of the Company and having been in Continuous Status as a Director since the date of grant of this Option, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee’s estate of by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remain in Continuous Status as Director for six (6) months after the date of death; or

(b) within one (1) month after the termination of Optionee’s Continuous Status as a Director, this Option may be exercised, at any time within six (6) months following the date of death, by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

9)	NON-TRANSFERABILITY OF OPTION

This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will of by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by the Optionee does not constitute a transfer. This Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 9. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

Directors’ Nonstatutory Stock Option Agreement

10)	TERM OF OPTION

This option may not be exercised more than five (5) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

11)	TAXATION UPON EXERCISE OF OPTION

Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares purchased over the exercise price paid for such Shares. The Company may require the Optionee to make a cash payment to cover any applicable withholding tax liability as a condition of exercise of this Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the fair market value of the Shares on the date of exercise of the Option will be treated as capital gain or loss.

DATE OF GRANT:

BY:

Michael Dillon Executive Vice President, General Counsel & Secretary

Optionee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

OPTIONEE SIGNATURE	DATE SIGNED

OPTIONEE SOCIAL SECURITY NUMBER

SUN TREASURY DEPARTMENT COPY

PLEASE SIGN AND RETURN THIS AGREEMENT TO:

Sun Microsystems, Inc.

4220 Network Circle, M/S SCA22-120

Santa Clara, CA 95054